UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 16, 2020

NU-MED PLUS, INC.

(Exact name of registrant as specified in its charter)

Utah	000-54808	45-3672530
(State or other jurisdiction of incorporation	(Commission File Number)	(I.R.S. Employer Identification No.)

455 East 500 South, Suite 203 Salt Lake City, Utah 84111	84111
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (801) 746-3570

N/A

 (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see general instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14-a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:  Not applicable.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter or Rule 12b-2 of the Securities and Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  [ ]

REFERENCES

In this Current Report, references to “Nu-Med Plus,” the “Company,” “we,” “our,” “us” and words of similar import refer to Nu-Med Plus, Inc., a Utah corporation, the Registrant.

FORWARD-LOOKING STATEMENTS

This Current Report contains certain forward-looking statements, and for this purpose, any statements contained herein that are not statements of historical fact may be deemed to be forward-looking statements. Without limiting the foregoing, words such as “may,” “will,” “expect,” “believe,” “anticipate,” “estimate,” “continue” or comparable terminology are intended to identify forward-looking statements.  These statements by their nature involve substantial risks and uncertainties, and actual results may differ materially depending on a variety of factors, many of which are not within our control.  These factors include, among others, but are not limited to:

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economic conditions generally in the United States and internationally, and in the markets and industries in which we have and may participate in the future;

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competition within our chosen markets and industries; and

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our business and growth strategies.

We believe that it is important to communicate our future expectations to investors and shareholders. However, there may be events in the future that we are not able to accurately predict or control, including uncertainties and events that may cause our actual results to differ materially from the expectations we have described in our forward-looking statements. Except as required by law, we undertake no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise.  All forward-looking statements should be considered in light of our reports and registration statements filed in the Edgar Archives of the United States Securities and Exchange Commission.

Item 8.01  Other Events.

Smith Corporate Services, Inc., a Utah corporation (“SCS”), is the holder of two convertible promissory notes, as amended, in the principal amount of $100,000 and $130,100, respectively, of which the Company is the maker (the “Notes”).  In May, 2020, the Company and SCS negotiated amendments to the Notes that would remove from their terms a provision limiting SCS’ beneficial ownership of the Company’s common stock to 4.9% of the total number of outstanding shares of the Company’s common stock following any conversion of the Notes.  On May 27, 2020, the Company executed and delivered to SCS the signed third amendment to the Notes (the “Third Amended Notes”), which documented these amendments.  On October 22, 2020, SCS delivered to the Company a letter requesting conversion of all of the outstanding principal and interest on the Notes into a total of 28,000,000 shares of the Company’s common stock.  The following day, Mr. Smith verbally agreed with the Company that the conversions would not be effective until a later date to be agreed by the parties.  Mr. Smith unexpectedly died intestate on October 30, 2020, and his signatures on the Third Amended Notes were not delivered to the Company until November 16, 2020.

There is no disagreement between the Company and SCS with respect to the above-referenced matters. However, (i) the delivery of Mr. Smith’s signatures on the Third Amended Notes several days after his death; (ii) Mr. Smith’s intestate status and the need to formally determine the identities of the persons who are entitled to succeed to Mr. Smith’s ownership and management of SCS and its assets; and (iii) the verbal nature of the agreement that the conversion would not be effective until a later date, raise questions as to the legal effects of the actions outlined above.  It is apparent that management of the Company and Mr. Smith’s surviving spouse, who will presumptively be the personal representative of Mr. Smith’s probate estate:  (i) wish to preserve their respective rights under the instruments; and (ii) anticipate that the probate proceedings will resolve any issues regarding their enforceability.  The Company will file a Current Report on Form 8-K disclosing the outcome of this process as it relates to the above matters.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

NU-MED PLUS, INC.

Date:	November 24, 2020	By:	/s/ Jeffrey L. Robins
Jeffrey L. Robins
CEO, Principal Executive Officer